As filed with the Securities and Exchange Commission on September 5, 2017

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hasbro, Inc.

(Exact name of registrant as specified in its charter)

Rhode Island	05-0155090
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Barbara Finigan

Executive Vice President, Chief Legal Officer and Secretary

Hasbro, Inc.

1027 Newport Avenue

Pawtucket, Rhode Island 02861

(401) 431-8697

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael J. Zeidel, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities

(1)	Pursuant to Form S-3 General Instructions II.E information is not required to be included. An indeterminate amount of the debt securities is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay as you go” basis.

PROSPECTUS

Hasbro, Inc.

Debt Securities

We may offer and sell debt securities from time to time in one or more offerings. This prospectus describes the general terms of these debt securities and the general manner in which these debt securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these debt securities in amounts, at prices and on terms determined at the time of offering. The debt securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the debt securities, we will name them and describe their compensation in a prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering, including the specific amounts, prices and terms of the debt securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus authorized by us. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the debt securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Hasbro, Inc., a Rhode Island corporation, and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.hasbro.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of an “automatic shelf” registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the debt securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 25, 2016, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Shareholders;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2017 and July 2, 2017; and

•	Current Reports on Form 8-K filed February 8, 2017, May 22, 2017 and August 28, 2017.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1027 Newport Avenue

Pawtucket, Rhode Island 02861

Attn: Investor Relations

(401) 431-8697

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act (collectively, the “Private Securities Litigation Reform Act of 1995”). These “forward-looking statements” may relate to such matters as our business and marketing strategies, anticipated financial performance or business prospects in future periods, expected technological and product developments, the expected content of and timing for scheduled new product introductions or our expectations concerning the future acceptance of products by customers, the content and timing of planned entertainment releases including motion pictures, television and digital content; and marketing and promotional efforts, research and development activities, liquidity, and similar matters. Forward-looking statements are inherently subject to risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “looking forward,” “may,” “planned,” “potential,” “should,” “will” or “would” or any variations of words with similar meanings. We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed or anticipated in our forward-looking statements, including those detailed in the section of any accompanying prospectus supplement entitled “Risk Factors,” as well as the documents we file from time to time with the SEC, our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. You are cautioned that these forward-looking statements are only predictions and are subject to risks and uncertainties. You should carefully review these risk factors and cautionary statements. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

HASBRO, INC.

We are a global play and entertainment company committed to Creating the World’s Best Play Experiences. We strive to do this through deep consumer engagement and the application of consumer insights, the use of immersive storytelling to build our brands, product innovation and development of global business reach. We apply these principles to leverage our beloved owned and controlled brands, including LITTLEST PET SHOP, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS, as well as the licensed brands of our strategic partners. From toys and games to content development including television programming, motion pictures, digital gaming and a comprehensive consumer products licensing program, Hasbro fulfills the fundamental need for play and connection for children and families around the world. The Company’s wholly-owned Hasbro Studios and its film label, Allspark Pictures, create brand-driven storytelling across mediums, including television, film, digital and more. These elements are executed globally within the construct of our strategic plan, the brand blueprint, at the center of which our brands reside. Using this blueprint, we innovate new brands and re-imagine, re-invent and re-ignite our owned and controlled brands through toy and game innovation, immersive entertainment offerings, including television programming and motion pictures, and a broad range of consumer products, ranging from traditional to digital, all informed by storytelling and consumer insights.

Brand Architecture

Hasbro organizes its owned, controlled and licensed intellectual properties within the brand architecture with a focus on the following categories: Franchise Brands, Partner Brands, Hasbro Gaming, and Emerging Brands. Implementation of the brand architecture has allowed us to leverage existing brand competencies outside the confines of our traditional product categories, creating significant growth opportunities in our brands.

Franchise Brands are Hasbro’s most significant owned or controlled properties which we believe have the ability to deliver significant revenues and growth over the long-term. Our seven Franchise Brands are LITTLEST PET SHOP, MAGIC: THE GATHERING, MONOPOLY, MY LITTLE PONY, NERF, PLAY-DOH and TRANSFORMERS. As reported, net revenues from Franchise Brands grew 21% in the second quarter of 2017, compared to the second quarter of 2016, and 2% in 2016, compared to a decline of 2% in 2015, and growth of 31% in 2014. In the first half of 2017 and in 2016, 2015 and 2014, Franchise Brands were 54%, 46%, 52% and 55% of total net revenues, respectively.

Partner Brands include those licensed brands for which Hasbro develops toy and game products. Significant Partner Brands include MARVEL, including SPIDER-MAN and THE AVENGERS, STAR WARS, DISNEY PRINCESS and DISNEY FROZEN, DISNEY’S DESCENDANTS, DREAMWORKS’ TROLLS, and SESAME STREET. 2016 marked the first year of our license agreement with The Walt Disney Company (“Disney”) to market DISNEY PRINCESS and DISNEY FROZEN small and fashion doll product lines. Partner brands MARVEL, STAR WARS, DISNEY’S DESCENDANTS, DISNEY PRINCESS and DISNEY FROZEN are all owned by Disney. In 2015 and, to a lesser extent, in 2016, JURASSIC WORLD was a significant partner brand however, since July 2017, the Company no longer has the rights to produce products under this brand.

In 2016, Hasbro sold product lines supported by the following theatrical releases from our partners: CAPTAIN AMERICA: CIVIL WAR in May 2016, DREAMWORKS’ TROLLS and MOANA in November 2016, and ROGUE ONE: A STAR WARS STORY in December 2016. In 2015, Hasbro sold product supported by three major motion picture releases by our partners: THE AVENGERS: AGE OF ULTRON, JURASSIC WORLD and STAR WARS: THE FORCE AWAKENS. In 2017, we have sold or expect to sell products related to several theatrical releases, including Disney’s BEAUTY AND THE BEAST in March, and STAR WARS: THE LAST JEDI in December; Marvel’s GUARDIANS OF THE GALAXY VOL. 2 in May, SPIDER-MAN: HOMECOMING in July, and THOR: RAGNAROK in November; and films featuring our brands TRANSFORMERS: THE LAST KNIGHT in June, and MY LITTLE PONY: THE MOVIE, in October. Aside from these major brand categories, we continue to seek growth opportunities by imagining, inventing and igniting new or archived brands and by offering immersive entertainment experiences.

Hasbro continues to revolutionize traditional game play through its strong portfolio of Gaming Brands, digital integration and the introduction of new gaming brands and play experiences. Hasbro Gaming includes PIE FACE, CONNECT 4, ELEFUN & FRIENDS, JENGA, THE GAME OF LIFE, OPERATION, SCRABBLE, TRIVIAL PURSUIT and TWISTER; in addition, Hasbro’s games portfolio also includes many other well-known game brands. Games offerings include face to face, trading card and digital game experiences played as board, off-the-board, digital, card, electronic, trading card and role-playing games.

Emerging Brands are those owned or controlled Hasbro brands which have not achieved Franchise Brand status, but many of which the Company believes have the potential to do so over time with investment and further development. These include brands such as BABY ALIVE, FURBY, FURREAL FRIENDS, PLAYSKOOL and PLAYSKOOL HEROES. They also include new brands being developed by the Company, such as HANAZUKI. Also included in this category are other brands not captured in our other three categories.

Storytelling and Other Entertainment Initiatives

Our brand blueprint focuses on reinforcing storylines associated with our brands through several outlets, including television, motion pictures and digital gaming.

As part of our brand blueprint, we seek to build our brands through entertainment-based storytelling. Hasbro Studios LLC (“Hasbro Studios”) is our wholly-owned production studio, which is responsible for brand-driven storytelling across mediums, including the development and global distribution of television programming primarily based on our brands. This programming currently airs in markets throughout the world. Domestically, Hasbro Studios primarily distributes programming to Discovery Family Channel (the “Network”) which is a joint venture between Discovery Communications, Inc. and ourselves which operates a cable television network in the United States dedicated to high-quality children’s and family entertainment and educational programming. Beginning in 2015, Hasbro Studios began distributing certain programming domestically to other outlets, including Cartoon Network. Internationally, Hasbro Studios distributes to various broadcasters and cable networks. Hasbro Studios also distributes programming globally on various digital platforms, including Netflix and iTunes. In 2016, Hasbro acquired Boulder Media, an animation studio based in Dublin, Ireland. In addition to working on a variety of projects for Hasbro Studios and Allspark Pictures, Boulder Media plans to continue to produce non-Hasbro content under the Boulder name.

During 2014, we formed Allspark Pictures, Hasbro’s film label, which is producing both animated and live action theatrical releases based on our brands. The Company’s storytelling initiatives support its strategy of growing its brands well beyond traditional toys and games and providing entertainment experiences for consumers of all ages accessible anytime in many forms and formats. In October 2015, Allspark Pictures released JEM AND THE HOLOGRAMS. In October 2016, Allspark Pictures released OUIJA: ORIGIN OF EVIL. In October 2017, Allspark pictures expects to release MY LITTLE PONY: THE MOVIE.

In addition to film and television initiatives, Hasbro understands the importance of digital content in gaming, media and integrating our products. Digital media encompasses digital gaming applications and the creation of digital environments for analog products through the use of complementary digital applications and websites which extend storylines and enhance play. As of December 2016, we owned a 70% majority stake in Backflip Studios, LLC (“Backflip”), a mobile game developer, and in January 2017, we increased our ownership to 100%. While certain of our trademarks, characters and other property rights are licensed by third parties in connection with digital gaming, we anticipate increasingly leveraging and applying Backflip’s digital gaming expertise to Hasbro brands in 2017 and beyond.

As we seek to grow our business in entertainment, licensing and digital gaming, we will continue to evaluate strategic alliances, acquisitions and investments, like Hasbro Studios, Boulder Media, the Network and Backflip, which may allow us to build out our competencies around the brand blueprint, such as in storytelling and digital, complement our current product offerings, allow us entry into an area which is adjacent or complementary to our toy and game business, allow us to add to our brand portfolio, or allow us to further develop awareness of our brands and expand the ability of consumers to experience our brands in different forms and formats.

Our principal executive offices are located at 1027 Newport Avenue, Pawtucket, Rhode Island 02861 and our telephone number is (401) 431-8697.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Six Months Ended July 2, 2017	Fiscal Year Ended in December
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	3.50x	6.86x	6.52x	6.05x	3.94x	5.31x

(1)	For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense and one-third of rentals; earnings available for fixed charges represent earnings before income taxes less the Company’s share of earnings (losses) from equity investees plus fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any debt securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, repurchases of our common stock, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities that may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to the “Company,” “we,” “our,” and “us” in this section, we mean Hasbro, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under an indenture, dated as of March 15, 2000, as supplemented and amended, between us and The Bank of New York Mellon Trust Company, National Association, as successor trustee to The Bank of Nova Scotia Trust Company of New York, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

The indentures will not limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The senior debt securities will be our unsecured senior obligations and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding.

The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “– Certain Terms of the Subordinated Debt Securities – Subordination.”

A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. Under the indenture, the specific terms of a particular series of debt securities will include the following:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit on the amount(s) that may be issued;

•	the maturity date(s) or the method by which this date or these dates will be determined;

•	the interest rate, if any, or the method of computing the interest rate;

•	the date or dates from which interest will accrue, or how this date or these dates will be determined, and the interest payment date or dates, if any, and any related record dates;

•	any mandatory or optional sinking fund or similar provisions;

•	if other than the principal amount, the portion of the principal amount, or the method by which the portion will be determined, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities;

•	the terms and conditions on which we may redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any conversion or exchange features of the debt securities;

•	the place(s) where payments, if any, will be made on the debt securities and the place(s) where debt securities may be presented for transfer;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which any debt securities to be issued in registered form will be issuable;

•	whether the debt securities are issuable as registered securities, bearer securities or both, and the terms upon which bearer securities may be exchanged for registered securities;

•	special provisions relating to the issuance of any bearer securities of any series;

•	whether the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	the currency in which payments may be payable;

•	whether and upon what terms the debt securities may be defeased or discharged;

•	any changes to or additional events of default;

•	any changes to or additional covenants;

•	any changes to the circumstances under which the indenture and the notes may be discharged;

•	the form of debt securities and coupons, if any; and

•	any other terms of the debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indenture may not protect holders of the debt securities in the event of a highly leveraged or other transaction involving us or our subsidiaries that may adversely affect the holders of the debt securities.

Debt securities may be issued under the indentures as original issue discount securities. An original issue discount security is a security, including any zero-coupon security, which:

•	is issued at a price lower than the amount payable upon its stated maturity and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity shall become due and payable.

If a series of debt securities is issued as original issue discount securities, the special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be discussed in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities will be issuable as registered securities, as bearer securities or both. Ownership and transfer of debt securities which are issued as bearer securities will be based upon possession or delivery of the actual certificate; that is, the owner of a debt security issued as a bearer security will presumptively be the “bearer” of the security. By contrast, the ownership or transfer of debt securities issued as registered securities will be listed in the security register described in the indenture. If the debt securities are issued in bearer form, any restrictions and considerations, including offering restrictions and U.S. federal income tax considerations applicable to these debt securities, and to payment on and transfer and exchange of, these debt securities, will be described in the applicable prospectus supplement.

The indenture provides that debt securities may be issuable in global form which will be deposited with, or on behalf of, a depositary, identified in an applicable prospectus supplement. If debt securities are issued in global form, one certificate will represent a large number of outstanding debt securities which may be held by separate persons, rather than each debt security being represented by a separate certificate.

If the purchase price, or the principal of, or any premium or interest on any debt securities is payable in, or if any debt securities are denominated in, one or more foreign currencies, the restrictions, elections, U.S. federal income tax considerations, specific terms and other information will be set forth in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 and bearer securities denominated in U.S. dollars will be issued only in denominations of $5,000 and whole multiples of $5,000.

Debt securities may be presented for exchange, and registered securities other than book-entry securities, may be presented for registration of transfer with the applicable form of transfer duly executed, at the office of any transfer agent or at the office of the Security Registrar, as defined in the indenture, without service charge and upon payments of any taxes and other governmental charges as described in the indenture. This registration of transfer or exchange will be effected upon the transfer agent or the Security Registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request. Bearer securities will be transferable by delivery.

A debt security in global form may not be transferred except as a whole by or between the depositary for the debt security and any of its nominees or successors. If any debt security of a series is issuable in global form, the applicable prospectus supplement will describe:

•	any circumstances under which beneficial owners of interests in that global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination;

•	the manner of payment of principal, premium and interest, if any, on that global debt security; and

•	the specific terms of the depositary arrangement with respect to that global debt security.

Payment and Paying Agents

Unless otherwise specified in an applicable prospectus supplement, we will pay principal, any premium and interest on registered securities at the office of the paying agents we have designated, except that we may pay interest by check mailed to, or wire transfer to the account of, the holder. Unless otherwise specified in any applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for this interest payment.

We will pay principal, any premium and interest on bearer securities in the currency and in the manner specified in the applicable prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States we have designated. The paying agents outside the United States initially appointed by us for a series of debt securities will be named in the applicable prospectus supplement. In addition:

•	if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for the series;

•	if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment; and

•	if the debt securities of a series are listed on any stock exchange located outside the United States and any such stock exchange requires us to maintain a paying agent in a city located outside the United States, we will comply with these requirements.

Certain Terms of the Senior Debt Securities

Covenants

Certain Definitions

For purposes of the following discussion, the following definitions are applicable.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of any particular time, the present value of the obligation of the lessee for rental payments (excluding certain amounts described in the indenture) during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The present value will be discounted at the rate of interest implicit in the terms of the lease involved in this Sale and Leaseback Transaction, as determined in good faith by our Board of Directors.

“Consolidated Net Tangible Assets” means, as determined at any time, the aggregate amount of assets included on our consolidated balance sheet, less applicable reserves, after deducting therefrom:

•	all current liabilities of us and our Subsidiaries, which includes current maturities of long-term indebtedness and

•	the total of the net book values of all assets of us and our Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles,

in each case as of the end of the last fiscal quarter for which financial information is available at the time of this calculation.

“Funded Debt” means all indebtedness which by its terms matures more than 12 months after the time of the computation of this amount or which is extendible or renewable at the option of the obligor on this indebtedness to a time more than 12 months after the time of the computation of this amount or which is classified, in accordance with generally accepted accounting principles, on our balance sheet as long-term debt.

“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility or other like depreciable physical asset of us or of any Subsidiary, whether owned at or acquired after the date of the senior indenture, having a net book value at the time of the determination in excess of the greater of

5% of Consolidated Net Tangible Assets or $50.0 million. This definition excludes, in each case, any of the above which in the good faith opinion of our Board of Directors is not of material importance to the total business conducted by us and our Subsidiaries as a whole. As of the date of this prospectus none of our assets constitute Principal Property as defined above.

“Sale and Leaseback Transaction” means any arrangement with any person providing for the leasing or use by us or any Subsidiary of any Principal Property, whether owned at the date of the senior indenture or thereafter acquired, excluding temporary leases of a term, including any renewal period, of not more than three years, which Principal Property has been or is to be sold or transferred by us or a Subsidiary to a person with an intention of taking back a lease of this property.

“Secured Debt” means indebtedness, other than indebtedness among us and our Subsidiaries, for money borrowed by us or a Subsidiary which is secured by a mortgage, security interest, pledge, lien or other encumbrance on:

•	any Principal Property, or

•	any shares of stock or evidences of indebtedness of a Subsidiary.

If any amount of indebtedness among us and our Subsidiaries that is secured by any of these assets is transferred in any manner to any person other than us or a Subsidiary, this amount shall be deemed to be Secured Debt issued on the date of transfer.

“Subsidiary” means any corporation of which we, or we and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own a majority of the outstanding voting securities having voting power, under ordinary circumstances, to elect the directors of the corporation.

Restrictions on Secured Debt

If we or our Subsidiaries create, incur, assume or guarantee any Secured Debt, we must secure the senior debt securities (and any other indebtedness of us or our Subsidiaries also entitled to such security) equally and ratably with or, at our option, prior to, the incurrence, assumption or guarantee of that Secured Debt. The foregoing restrictions are not applicable to:

•	any security interest on any property acquired by us or a Subsidiary and created within 180 days after the acquisition to secure or provide for the payment of all or any part of the purchase price of the property;

•	any security interest on any property improved or constructed by us or a Subsidiary and created within 180 days after the completion and commencement of commercial operation of the property to secure or provide for the payment of all or any part of the construction price of the property;

•	any security interest existing on property at the time of acquisition by us or a Subsidiary;

•	any security interest existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Subsidiary, but not created in anticipation of the transaction in which the corporation becomes a Subsidiary;

•	any security interest on the property, shares or indebtedness of a corporation existing at the time the corporation is merged or consolidated with us or a Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of a corporation or firm to us or a Subsidiary, but not created in anticipation of any such transaction;

•	any security interest in favor of any U.S. or foreign government or governmental body to secure payments of any amounts owed under contract or statute or to secure indebtedness incurred for the purpose of financing the purchase price or cost of construction; or

•	any extensions, renewals or replacements of any of the security interests referred to above provided that the amount of Secured Debt to be secured in such extension, renewal or replacement shall not exceed the then outstanding principal amount at the time of such extension, renewal or replacement and the extension, renewal or replacement of such security interest shall be limited to the property which secured the security interest so extended, renewed or replaced.

Notwithstanding the above restriction, we and any one or more Subsidiaries may create, incur, assume or guarantee Secured Debt, including, for purposes of this paragraph, pursuant to a transaction to which the covenants described in the last item under the covenants described in “Consolidation, Merger, Sale or Conveyance” applies, without equally and ratably securing the senior debt securities to the extent that the sum of:

•	the amount of all Secured Debt then outstanding, other than Secured Debt referred to in the bullet points in the immediately preceding paragraph and Secured Debt deemed outstanding under the last item under the covenants described in “Consolidation, Merger, Sale or Conveyance” in connection with which we secure obligations on the senior debt securities then outstanding in accordance with the provisions of that item, plus

•	the amount of Attributable Debt in respect of Sale and Leaseback Transactions, other than (a) Sale and Leaseback Transactions in respect of which amounts equal to the Attributable Debt relating to the transactions shall have been applied, within 180 days after the effective date of such Sale and Leaseback Transaction, to the repayment or retirement of senior debt securities under the senior indenture or other indebtedness for borrowed money which was recorded as Funded Debt, as of the date of its creation, of us or a Subsidiary and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the senior debt securities under the senior indenture and (b) Sale and Leaseback Transactions permitted under the bullet points in the immediately succeeding paragraph, does not at the time exceed the greater of 10% of our Consolidated Net Tangible Assets or $100.0 million.

Restrictions on Sale and Leaseback Transactions

Sale and Leaseback Transactions by us or any Subsidiary of any Principal Property are prohibited unless at the effective time of the Sale and Leaseback Transaction:

•	we or the Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Secured Debt secured by a mortgage or security interest on the Principal Property to be leased pursuant to the covenant described in “Restrictions on Secured Debt” above;

•	we or the Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Secured Debt in an amount at least equal to the Attributable Debt in respect of such Sale or Leaseback Transaction; or

•	we shall apply an amount equal to the Attributable Debt, within 180 days after the effective date of the Sale and Leaseback Transaction, (a) to the prepayment or retirement of senior debt securities or other indebtedness for borrowed money which was recorded as Funded Debt of us and our Subsidiaries as of the date of its creation and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the senior debt securities under the senior indenture, or (b) to the prepayment or retirement of any mortgage, lien or other security interest in the Principal Property existing prior to the Sale and Leaseback Transaction. The aggregate principal amount of the senior debt securities under the senior indenture or other senior indebtedness required to be so retired will be reduced by the aggregate principal amount of:

•	any senior debt securities delivered within 180 days after the effective date of any the Sale and Leaseback Transaction to the trustee for retirement, and

•	other indebtedness other than senior debt securities issued under the senior indenture retired by us or a Subsidiary within 180 days after the effective date of the Sale and Leaseback Transaction.

Consolidation, Merger, Sale or Conveyance

We have the ability to merge or consolidate with, or sell, convey or lease all or substantially all of our property, to another corporation, provided that:

•	the corporation (if other than us) is incorporated in the United States;

•	the corporation assumes all of our obligations under the indenture and the debt securities;

•	no event of default would occur; and

•	prior to any transaction or any acquisition by us of the properties of any other person, which would result in any Principal Property or any shares of capital stock or indebtedness of any Subsidiary owned by us or any Subsidiary prior to such transaction becoming subject to any lien or other security interest securing indebtedness of the other person not permitted by the covenant described under “Restrictions on Secured Debt,” we, by supplemental indenture, secure the payment of the principal and any premium and interest, on the senior debt securities then outstanding, equally and ratably with any other senior indebtedness also entitled to security immediately following the transaction.

Events of Default

The following are events of default with respect to any series of senior debt securities issued:

•	we fail to pay the principal or any premium on the senior debt securities when due;

•	we fail to deposit any sinking fund payment when due;

•	we fail to pay interest on the senior debt securities when due and our failure continues for 30 days;

•	we fail to observe or perform any other covenant in the senior indenture, other than a covenant specifically relating to another series of senior debt securities, and our failure continues for 90 days after receipt of written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization involving us or a Significant Subsidiary;

•	acceleration of indebtedness of us or a Significant Subsidiary aggregating more than $75.0 million;

•	final and non-appealable judgments or orders to pay against us or a Significant Subsidiary, in the aggregate at any one time, of more than $75.0 million, rendered by a court of competent jurisdiction, continued for 90 days during which execution shall not be effectively stayed or bonded, without discharge or reduction to $75.0 million or less; and

•	any other events of default provided with respect to senior debt securities of that series.

As used above, the term “Significant Subsidiary” has the meaning ascribed to it in Regulation S-X under the Securities Act. Generally, a Significant Subsidiary is a subsidiary, together with its subsidiaries, that satisfies any of the following conditions:

•	we and our other subsidiaries’ investments in and advances to the subsidiary exceed 10% of our total consolidated assets;

•	we and our other subsidiaries’ proportionate share of the total assets of the subsidiary exceeds 10% of our total consolidated assets; or

•	we and our other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of our consolidated income.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare each senior debt security of that series due and payable immediately by a notice in writing to us, and to the applicable senior trustee if given by holders. No notice is required in the event of a bankruptcy, insolvency or reorganization involving us or a Significant Subsidiary.

A holder of the senior debt securities of any series will only have the right to institute a proceeding under the senior indenture or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request;

•	these holders have offered reasonable indemnity to the trustee to institute proceedings as trustee;

•	the senior trustee does not institute a proceeding within 60 days; and

•	the senior trustee has not received written directions inconsistent with the request from the holders of a majority of the principal amount of the outstanding debt securities of that series during that 60-day period.

We will annually file statements with the senior trustee regarding our compliance with the covenants in the senior indenture. The senior trustee will generally give the holders of senior debt securities notice within 90 days of the occurrence of an event of default known to the senior trustee.

Waiver, Modifications and Amendment

The holders of a majority of the principal amount of the outstanding senior debt securities of any particular series may waive past defaults with respect to that particular series, except for:

•	defaults on any required payments; or

•	defaults relating to any covenants of the senior indenture that cannot be changed without the consent of each holder of a debt security affected by the change.

The holders, voting as a single class and not by individual series, of a majority in aggregate principal amount of the outstanding senior debt securities of each series affected may waive our compliance with some of the restrictive provisions of the indenture.

We and the senior trustee may amend the senior indenture with the consent of the holders of a majority in aggregate principal amount of the debt securities outstanding thereunder. In addition, the rights of holders of a series of senior debt securities may be changed by us and the senior trustee with the written consent of the holders of a majority of the principal amount of the outstanding senior debt securities of each series that is affected. However, the following changes may only be made with the consent of each affected holder:

•	changing the stated maturity of principal or of any installment of principal or interest;

•	reducing the principal amount or any premium;

•	reducing the rate of interest;

•	reducing any premium payable upon redemption;

•	reducing the principal amount of an original issue discount security due and payable upon an acceleration of maturity;

•	subject to certain exceptions, changing the currency of payment of, or deleting any country from places of payment on, the senior debt securities or changing the obligation to maintain paying agencies;

•	impairing the right to sue for any payment on a senior debt security;

•	changing the Company’s obligation to maintain a paying office or agency;

•	making any change that adversely affects a holder’s rights to convert a convertible senior debt security, decreasing the conversion rate on a convertible senior debt security or increasing the conversion price on a convertible senior debt security;

•	reducing the percentage of senior debt securities referred to above, the holders of which are required to consent to any waiver or amendment; or

•	modifying any of the above requirements.

For purposes of computing the required consents referred to above, and for all other purposes under the indenture, the aggregate principal amount of any outstanding senior debt securities not payable in U.S. dollars is the amount of U.S. dollars that could be obtained for this principal amount based on the spot rate of exchange for the applicable foreign currency or currency unit as determined by us or by an authorized exchange rate agent.

Satisfaction and Discharge

The senior indenture will cease to be of further effect with respect to senior debt securities of any series and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

•	either (a) our having delivered to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture or (b) all senior debt securities of such series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture;

•	our having paid all sums payable by us under the senior indenture, as and when the same shall be due and payable; and

•	our having delivered to the senior trustee an officers’ certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to us. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance and Covenant Defeasance

To the extent specified in the applicable prospectus supplement, subject to certain conditions, we may elect either:

•	defeasance, whereby we are discharged from any and all obligations with respect to the senior debt securities, except as may be otherwise provided in the indenture; or

•	covenant defeasance, whereby we are released from our obligations with respect to any of the senior debt securities described above under “Covenants — Restrictions on Secured Debt” “Covenants — Restrictions on Sale and Leaseback Transactions” and “Consolidation, Merger, Sale or Conveyance.”

We may do so by depositing with the senior trustee money, and/or certain government securities which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal and any premium and interest on the senior debt securities, and any mandatory sinking fund or analogous payments on their scheduled due dates. This type of a trust may only be established if, among other things, we have delivered to the senior trustee an opinion of counsel meeting the requirements set forth in the senior indenture. The applicable prospectus supplement may further describe the provisions, if any, permitting this type of defeasance or covenant defeasance with respect to senior debt securities of a particular series.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, National Association is the senior trustee under the senior indenture. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon Trust Company, National Association, or its affiliates in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in an applicable prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on Secured Debt or a limitation on Sale and Leaseback Transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

PLAN OF DISTRIBUTION

General

The debt securities may be sold:

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate;

•	through dealers or agents; or

•	to investors directly in negotiated sales or in competitively bid transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement for each series of debt securities we sell will describe, to the extent required, information with respect to that offering, including:

•	the name or names of any underwriters and the respective amounts underwritten;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	any material relationships with the underwriters.

Underwriters

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the debt securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these debt securities will be subject to conditions and the underwriters will be obligated to purchase all of these debt securities if any are purchased.

The debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these debt securities for whom they may act as agent. Underwriters may sell these debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

We may also sell any of the debt securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these debt securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct sales

We may sell any of the debt securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of debt securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

The debt securities registered hereby may be a new issue of debt securities with no established trading market. Any underwriters that purchase debt securities from us may make a market in these debt securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series or that a trading market for the debt securities will develop or be maintained.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, Skadden, Arps, Slate, Meagher & Flom LLP and Tarrant Sibley, Senior Vice President and Deputy General Counsel of the Company, will provide opinions regarding the authorization and validity of the debt securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of Hasbro, Inc. and its subsidiaries as of December 25, 2016 and December 27, 2015, and for each of the years in the three-year period ended December 25, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 25, 2016, have been incorporated by reference in this prospectus and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Hasbro, Inc.

Debt Securities

PROSPECTUS

September 5, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by us in connection with the sale of the debt securities being registered hereby, other than underwriting discounts and commissions.

SEC registration fee	$(1)
Printing and engraving
Accounting services
Legal fees of registrant’s counsel
Transfer agent’s, trustee’s and depositary’s fees and expenses
Rating agency fees and expenses
Miscellaneous
Total	$(2)

(1)	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

(2)	These fees and expenses are based on the securities offered and the number of issuances and, accordingly, are not estimated at this time; they will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Registrant is incorporated in Rhode Island. Under Section 7-1.2-814 of the Rhode Island Business Corporation Act (“RIBCA”), a Rhode Island corporation has the power, under specified circumstances, to indemnify any individual made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was an officer or director if:

•	he or she conducted himself or herself in good faith,

•	he or she reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her actions were in the corporation’s best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests,

•	in criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful, or

•	he or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The foregoing statement is subject to the detailed provisions of 7-1.2-814 of the RIBCA.

Article X of the amended and restated bylaws of the Registrant provides that the Registrant shall indemnify its directors and officers to the full extent permitted by Section 7-1.2-814 of the RIBCA, as the same may be amended from time to time.

Section 7-1.2-202 of the RIBCA provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 7-1.2-811 of the RIBCA, which relates to liability for unauthorized acquisitions or redemptions of, or dividends or distributions on, capital stock, or

•	for any transaction from which the director derived an improper personal benefit, unless said transaction is permitted by Section 7-1.2-807 of the RIBCA, which relates to director conflicts of interest.

No provision eliminating or limiting the personal liability of a director will be effective with respect to causes of action arising prior to the inclusion of the provision in the articles of incorporation of the corporation.

Article Thirteenth of the Registrant’s restated articles of incorporation contains such a provision.

Section 7-1.2-814(i) of the RIBCA empowers a Rhode Island corporation to purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or her and incurred by him or her in any corporate capacity or arising out of his or her status as a director, officer, employee, or agent of the corporation, whether or not the corporation would have the power to indemnity him or her against the liability under the provisions of such section. The Registrant has a directors and officers liability insurance policy.

The Registrant has entered into an indemnification agreement with each of its directors, whereby the Registrant has agreed to indemnity each such director for amounts which the director is legally obligated to pay, including judgments, settlements of fines, including certain related expenses to be advanced by the Registrant, due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or other act or omission by a director in his capacity as a director. This indemnification excludes claims:

•	covered by the Registrant’s directors and officers liability insurance policy,

•	for which the director is otherwise indemnified or reimbursed,

•	relating to certain judgments or adjudications under which the director is liable for breaches of duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or involving knowing violations of law, actions or certain transactions from which the director derives an improper personal benefit,

•	relating to the director’s liability for accounting for profits under Section 16 of the Exchange Act,

•	in respect of remuneration, if found unlawful, and

•	as to which a final and non-appealable judgment has determined that payment to the director thereunder is unlawful.

Item 16. Exhibits.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any Registrant pursuant to the indemnification provisions described herein, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pawtucket, State of Rhode Island, on September 5, 2017.

HASBRO, INC.

By:	/s/ Brian D. Goldner
	Name:	Brian D. Goldner
	Title:	Chairman and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Hasbro, Inc. hereby severally constitute and appoint Deborah M. Thomas, Barbara Finigan and Tarrant Sibley, each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Hasbro, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Brian D. Goldner Brian D. Goldner	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 5, 2017

/s/ Deborah M. Thomas Deborah M. Thomas	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 5, 2017

/s/ Kenneth A. Bronfin Kenneth A. Bronfin	Director	September 5, 2017

/s/ Michael R. Burns Michael R. Burns	Director	September 5, 2017

/s/ Hope F. Cochran Hope F. Cochran	Director	September 5, 2017

/s/ Sir Crispin Davis Sir Crispin Davis	Director	September 5, 2017

/s/ Lisa Gersh Lisa Gersh	Director	September 5, 2017

/s/ Alan G. Hassenfeld Alan G. Hassenfeld	Director	September 5, 2017

/s/ Tracy A. Leinbach Tracy A. Leinbach	Director	September 5, 2017

/s/ Edward M. Philip Edward M. Philip	Director	September 5, 2017

/s/ Richard S. Stoddart Richard S. Stoddart	Director	September 5, 2017

/s/ Mary Beth West Mary Beth West	Director	September 5, 2017

/s/ Linda Zecher Linda Zecher	Director	September 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

1*	Form of Underwriting Agreement

4.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended July 2, 2000)

4.2	Amendment to Articles of Incorporation, dated June 28, 2000 (incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended July 2, 2000)

4.3	Amendment to Articles of Incorporation, dated May 19, 2003 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 29, 2003)

4.4	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(d) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, File No. 1-6682)

4.5	Amendment to Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated August 6, 2014, File No. 1-6682).

4.6	Amendment to Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 5, 2015, File No. 1-6682).

4.7	Amendment to Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 10, 2015, File No. 1-6682).

4.8	Indenture dated as of March 15, 2000, by and between the Registrant and The Bank of New York Mellon Trust Company, National Association as successor trustee to The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4(b)(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 26, 1999)

4.9	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-3 filed on May 8, 2014)

4.10	Form of Senior Note (incorporated by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 filed on May 8, 2014)

4.11	Form of Subordinated Note (incorporated by reference to Exhibit 4.10 to the Registrant’s Registration Statement on Form S-3 filed on May 8, 2014)

5.1	Opinion of Tarrant Sibley, Esq.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12	Calculation of Consolidated Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

23.3	Consent of Tarrant Sibley, Esq. (included in Exhibit 5.1)

24	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.